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                                                                   Exhibit No. 2

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                         LIQUID INSTITUTIONAL RESERVES

                                   ARTICLE I

                                  DEFINITIONS


          The terms "By-laws", "Commission", "Custodian", "Declaration'', "1940
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Act", "Series", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust
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Property" and "Trustees" have the respective meanings given them in the
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Declaration of Trust of Liquid Institutional Reserves dated February 14, 1991, as amended from time to time.

                                  ARTICLE II

                                 SHAREHOLDERS

          Section 1.  Meetings.  Meetings of the Shareholders of the Trust or a
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Series thereof shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

          Section 2.  Notice of Meetings.  Notice of all meetings of the
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Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than ninety
(90) days before the meeting; provided, however, that notice of a meeting need
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not be given to a shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934. Only the business stated in the notice of the meeting shall be considered at such meeting. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice is executed by the Shareholder, or his attorney thereunto authorized, before or after the meeting and which waiver is filed with the records of the meeting.

          Section 3.  Quorum and Adjournment of Meetings.  The holders of record
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of thirty percent (30%) of the outstanding Shares of the Trust or a Series thereof present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series thereof, except as otherwise provided in the Declaration. If, however, such quorum shall not be present or represented at any meeting of Shareholders, the holders of a majority of the Shares present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of Shares
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entitled to vote at such meeting shall be present. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

          Section 4.  Record Date for Meetings and Other Purposes.  For the
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purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may fix in advance, as a record date, a date not more than ninety (90) or less than ten (10) days prior to the date of any meeting of Shareholders or distribution or other action, for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by the Trust's Prospectus(es) and Statement(s) of Additional Information as in effect from time to time.

          Section 5.  Proxies.  At any meeting of Shareholders, any holder of
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Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote and each fractional Share shall be entitled to a proportionate fractional vote.

          Section 6.  Inspection of Records.  The records of the Trust shall be
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open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

          Section 7.  Action without Meeting.  Any action which may be taken by
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Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                  ARTICLE III

                                    TRUSTEES

          Section 1.  Meetings of the Trustees.  Regular meetings of the
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Trustees shall be held at such time and on such notice as the Trustees may from time to time determine. Special meetings of the Trustees shall be held whenever called by the Chairman, the Secretary, or by two or more of the Trustees, at the time being in office.

          Section 2.  Notice of Special Meetings.  Notice of the time and place
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of each special meeting shall be given by the Secretary or an Assistant
Secretary or by the officer or Trustees calling the meeting and shall be mailed to each Trustee at least one day before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be

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waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.

          Section 3.  Quorum and Adjournment of Meetings.  A majority of the
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Trustees shall be present in person at any regular or special meeting of the
Trustees in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise required by law, the Declaration or these By-laws, the act of a majority of the Trustees present at any such meeting at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall have been obtained. Notice of an adjourned meeting need not be given.

          Section 4.  Committees.  The Trustees, by vote of a majority of all
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the Trustees, may elect from their own number committees to consist of not less than two (2) members to hold office at the pleasure of the Trustees, and shall have such powers as the Trustees may, from time to time, delegate to them by resolution, except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have the power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

          Section 5.  Telephone Meetings.  The Trustees or a committee of the
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Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

          Section 6.  Action Without Meeting.  Any action required or permitted
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to be taken at any meeting of the Trustees or any committee thereof may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

                                   ARTICLE IV

                                    OFFICERS

          Section 1.  General Provisions.  The executive officers of the Trust
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shall be a Chairman (who shall be a Trustee), a President, a Treasurer, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Trustees. The Trustees may elect or appoint such other officers, agents or employees as the business of the Trust may require, including one or more Assistant Secretaries and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers, agents or employees.

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          Section 2.  Term of Office and Qualifications.  Except as otherwise
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provided by law, the Declaration or these By-laws, the Chairman, the President, the Vice President(s), the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any two offices may be held by the same person, except that the Chairman or the President may not be the same person as the Treasurer. Any officer may be but, except for the Chairman, none need be, a Trustee or Shareholder.

          Section 3.  Removal.  The Trustees, at any regular or special meeting
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of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

          Section 4.  Powers and Duties.  The officers of the Trust shall have
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such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Trustees.

          Section 5.  Compensation of Officers and Trustees.  Subject to any
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applicable provisions of the Declaration, the compensation of the officers and
Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE V

                                  FISCAL YEAR

          The fiscal year of the Trust shall be fixed by resolution of the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

                                   ARTICLE VI

                                      SEAL

          The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                  ARTICLE VII

                       SUFFICIENCY AND WAIVERS OF NOTICE

          Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice, if mailed for the purposes of these By-laws, shall be deemed to have been given when deposited in the U.S. mail. Notice, if telegraphed, cabled or wirelessed for the purposes of these By-laws,

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shall be deemed to have been given when delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

                                  ARTICLE VIII

                             CUSTODY OF SECURITIES

          Section 1.  Employment of a Custodian.  The Trust shall place and at
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all times maintain in the custody of one or more Custodians (including any sub-
custodian for the Custodian), to the extent required by and in a manner consistent with the 1940 Act and the rules thereunder, all funds, securities and similar investments included in the Trust Property or the Trust Property allocated or belonging to a Series thereof.

          Section 2.  Action Upon Termination of Custodian Agreement.  Upon
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termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian and require that the cash and securities owned by the Trust be delivered directly to the successor custodian.

                                   ARTICLE IX

                                   AMENDMENTS

          These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) by a majority of the Trustees, provided, however, that no By-laws may be amended, adopted or repealed by the Trustees. If such amendment, adoption or repeal requires, pursuant to laws, the Declaration or these By-laws, a vote of the Shareholders.

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